As filed with the Securities and Exchange Commission on March 5, 2015.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLUEKNIGHT ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	20-8536826
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

201 NW 10th, Suite 200

Oklahoma City, Oklahoma 73103

(Address of principal executive offices, including zip code)

Blueknight Energy Partners, L.P. Employee Unit Purchase Plan

(Full title of the plan)

Chris A. Paul

Blueknight Energy Partners, L.P.

201 NW 10th, Suite 200

Oklahoma City, Oklahoma 73103

(Name and address of agent for service)

(405) 278-6400

(Telephone number, including area code, of agent for service)

Copy to:

Douglass M. Rayburn

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, Texas 75201

(214) 953-6500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Units, representing limited partner interests	1,000,000 units(2)	$7.34	$7,340,000	$852.91

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), common units that may be issuable upon any unit split, unit dividend or similar transaction with respect to these common units are also being registered hereunder.
(2)	Represents common units reserved for issuance under the Blueknight Energy Partners, L.P. Employee Unit Purchase Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the common units as reported on The Nasdaq Global Select Market on February 26, 2015.

PART I

Blueknight Energy Partners G.P., L.L.C., the Registrant’s general partner (the “General Partner”), will provide all participants in the Blueknight Energy Partners, L.P. Employee Unit Purchase Plan with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this registration statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference the following documents filed by it with the Commission:

(1) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 12, 2014;

(2) the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed on May 7, 2014, August 6, 2014 and November 6, 2014, respectively;

(3) the Registrant’s Current Reports on Form 8-K filed with the SEC on filed on April 4, 2014, June 24, 2014, June 27, 2014, September 2, 2014, September 15, 2014, September 17, 2014 and January 26, 2015; and

(4) the description of the Registrant’s common units contained in the Registrant’s Registration Statement on Form 8-A/A, filed on September 14, 2011, and any subsequent amendment or report filed for the purpose of updating such descriptions.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or any document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subject to any terms, conditions or restrictions set forth in the Registrant’s partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. The Registrant’s partnership agreement provides that, in most circumstances, the Registrant will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events:

•	the General Partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was an officer, director, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as a director, officer, member, partner, fiduciary or trustee of another person at the request of the General Partner or any departing general partner; and

•	any person designated by the General Partner.

Any indemnification under these provisions will only be out of the Registrant’s assets. Unless it otherwise agrees, the General Partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to the Registrant to enable the Registrant to effectuate, indemnification. The Registrant may purchase insurance against liabilities asserted against and expenses incurred by persons for the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under the Registrant’s partnership agreement.

The Registrant has also entered into separate indemnification agreements with the directors and officers of the General Partner. The terms of those agreements are consistent with the terms of the indemnification provided by the Registrant’s partnership agreement and the General Partner’s limited liability company agreement.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	—	Amended and Restated Certificate of Limited Partnership of Blueknight Energy Partners, L.P. (the “Partnership”), dated November 19, 2009 but effective as of December 1, 2009 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed November 25, 2009, and incorporated herein by reference).

4.2	—	Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated September 14, 2011 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed September 14, 2011, and incorporated herein by reference).

4.3	—	Amended and Restated Certificate of Formation of Blueknight Energy Partners G.P., L.L.C., dated November 20, 2009 but effective as of December 1, 2009 (filed as Exhibit 3.2 to the Partnership’s Current Report on Form 8-K, filed November 25, 2009, and incorporated herein by reference).

4.4	—	Second Amended and Restated Limited Liability Company Agreement of Blueknight Energy Partners G.P., L.L.C., dated December 1, 2009 (filed as Exhibit 3.2 to the Partnership’s Current Report on Form 8-K, filed December 7, 2009, and incorporated herein by reference).

4.5	—	Blueknight Energy Partners, L.P. Employee Unit Purchase Plan (effective as of June 23, 2014) (filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K, filed June 27, 2014, and incorporated herein by reference).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of PricewaterhouseCoopers LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page to this Registration Statement).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oklahoma City, State of Oklahoma, on March 5, 2015.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: March 5, 2015	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Hurley, Alex G. Stallings and Chris A. Paul, and each of them, any of whom may act without the joinder of the other, as his lawful attorneys-in-fact and agents, with full power or substitution and resubstitution for him in any and all capacities, to sign and file any and all amendments to this Registration Statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark A. Hurley	Chief Executive Officer (Principal Executive Officer)
Mark A. Hurley		March 5, 2015

/s/ Alex G. Stallings	Chief Financial Officer and Secretary (Principal Financial Officer)
Alex G. Stallings		March 5, 2015

/s/ James R. Griffin	Chief Accounting Officer (Principal Accounting Officer)
James R. Griffin		March 5, 2015

/s/ Duke R. Ligon	Director
Duke R. Ligon		March 5, 2015

/s/ Steven M. Bradshaw	Director
Steven M. Bradshaw		March 5, 2015

/s/ John A. Shapiro	Director
John A. Shapiro		March 5, 2015

/s/ M.A. Loya	Director
M.A. Loya		March 5, 2015

/s/ Michael R. Eisenson	Director
Michael R. Eisenson		March 5, 2015

/s/ Jon M. Biotti	Director
Jon M. Biotti		March 5, 2015

/s/ Francis Brenner	Director
Francis Brenner		March 5, 2015

EXHIBIT INDEX

4.1	—	Amended and Restated Certificate of Limited Partnership of Blueknight Energy Partners, L.P. (the “Partnership”), dated November 19, 2009 but effective as of December 1, 2009 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed November 25, 2009, and incorporated herein by reference).

4.2	—	Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated September 14, 2011 (filed as Exhibit 3.1 to the Partnership’s Current Report on Form 8-K, filed September 14, 2011, and incorporated herein by reference).

4.3	—	Amended and Restated Certificate of Formation of Blueknight Energy Partners G.P., L.L.C., dated November 20, 2009 but effective as of December 1, 2009 (filed as Exhibit 3.2 to the Partnership’s Current Report on Form 8-K, filed November 25, 2009, and incorporated herein by reference).

4.4	—	Second Amended and Restated Limited Liability Company Agreement of Blueknight Energy Partners G.P., L.L.C., dated December 1, 2009 (filed as Exhibit 3.2 to the Partnership’s Current Report on Form 8-K, filed December 7, 2009, and incorporated herein by reference).

4.5	—	Blueknight Energy Partners, L.P. Employee Unit Purchase Plan (effective as of June 23, 2014) (filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K, filed June 27, 2014, and incorporated herein by reference).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of PricewaterhouseCoopers LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page to this Registration Statement).